UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2005
GREENE COUNTY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	0-14289	62-1222567
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

100 North Main Street
Greeneville, Tennessee	37743-4992
(Address of Principal Executive Offices)	(Zip Code)
(423) 639-5111
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On September 22, 2005, Greene County Bancshares, Inc., a Tennessee corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. for itself and as representative for the underwriters identified on Schedule A thereto, (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters an aggregate of 1,833,043 shares of the Company’s common stock, par value $2.00 per share, (the “Common Stock”) plus up to an additional 274,957 shares of Common Stock if the Underwriters exercise their 30-day option to cover over-allotments, if any. The shares of Common Stock are being offered pursuant to Registration Statements on Form S-3 (Registration No. 333-127120 and 333-128509) filed under the Securities Act of 1933, as amended, including pursuant to Rule 462(b), and a related prospectus dated September 22, 2005. The shares are being offered to the public at a price of $25.750 per share and the Underwriters are purchasing the shares from the Company for $24.205 per share.
     Certain of the Underwriters and some of their respective affiliates have performed and may continue to perform financial advisory, investment banking, and commercial banking services for the Company in the ordinary course of their respective businesses, and have received, and may continue to receive, compensation for such services. The commercial relationships that the Company has with affiliates of the Underwriters include, among others, a $35 million line of credit from SunTrust Bank, an affiliate of SunTrust Capital Markets, Inc., which the Company may draw upon at its discretion, subject to the satisfaction of certain customary closing conditions, to provide it with liquidity and to fund operations including to provide capital to the Company’s bank subsidiary, Greene County Bank, as a secondary source of funding in connection with Greene County Bank’s proposed acquisition of five branches of Old National Bank in Clarksville, Tennessee. This line of credit, which reduces down to $15 million on November 30, 2005, requires the Company to pay SunTrust Bank a commitment fee equal to 0.15% per annum on the average daily unborrowed amount. In addition, Howe Barnes Investments, Inc., one of the Underwriters, provided placement agent services to the Company in connection with its June 28, 2005 issuance of trust preferred securities through Greene County Capital Trust II. Howe Barnes Investments, Inc. received customary fees for providing these services.
     The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits

1.1
Underwriting Agreement dated as of September 22, 2005 among Greene County Bancshares, Inc. and Keefe, Bruyette & Woods, Inc. for itself and as representative for the underwriters listed on Schedule A thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENE COUNTY BANCSHARES, INC.
By:	/s/ R. Stan Puckett
R. Stan Puckett
Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)

Date: September 26, 2005

EXHIBIT INDEX

Exhibit
No.	Description
1.1
Underwriting Agreement dated as of September 22, 2005 among Greene County Bancshares, Inc. and Keefe, Bruyette & Woods, Inc. for itself, and as representative for the underwriters listed on Schedule A thereto.

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